Q Lotus Holdings, Inc. A Diversified Financial Holding Company	500 N Dearborn St, Suite 605 Chicago, IL 60654 (312) 379-1800

 January 5, 2012
Frank Powers
1 Hughes Center Dr, Unit 1604
Lasa Vegas, NV  89169

Re:  Amendment to Promissory Note

Dear Frank:

In accordance with our discussions, Q Lotus Holdings, Inc. and Frank Powers hereby agree to amend the Promissory Note dated December 1, 2011 between Q Lotus Holdings, Inc. and Frank Powers in the amount of one hundred thousand dollars ($100,000) such that, notwithstanding anything contained in the Promissory Note to the contrary:

1.	Q Lotus Holdings, Inc. (“Obligor’) hereby promises to pay to the order of Frank Powers (“Payee’) the principal sum of One Hundred Thirty Thousand Dollars ($130,000).

Please acknowledge your acceptance of the above change by executing this amendment below.

Q Lotus Holdings, Inc.

By:	/S/ Gary Rosenberg
Gary Rosenberg
Its:	CEO

Understood and Agreed to this 5th day of January, 2011.

By:	/S/ Frank Powers
Frank Powers